UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

12627 San Jose Blvd., Suite 203, Jacksonville, Florida 32223

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into Material Definitive Agreement.

On January 5, 2018, Shepherd’s Finance, LLC (the “Registrant”) entered into the Twelfth Amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) with Benjamin Marcus Homes, L.L.C. (“BMH”) and Investor’s Mark Acquisitions, LLC (“IMA”).

Pursuant to the Amendment, the balance of the BMH Loan (as defined in the Credit Agreement) is increased by the amount of money spent by BMH and IMA on a property that has been added as collateral to the BMH Loan. The Registrant will not require BMH or IMA to provide additional funds into the Interest Escrow (as defined in the Credit Agreement) as part of the funding of the BMH Loan increase. The Credit Agreement requires BMH and IMA to pay into the Interest Escrow an amount equal to 20% of the proceeds upon the payoff of each lot; provided, however, that lots which payoff in the six months following the date of the Amendment will have 100% of their proceeds applied towards principal repayment.

The foregoing discussion is qualified in its entirety by the Twelfth Amendment to the Credit Agreement, attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2018, the Registrant’s board of managers appointed Catherine Loftin to serve as the Registrant’s Chief Financial Officer. Previously, the Registrant did not have a Chief Financial Officer. Ms. Loftin, age 39, previously served as a Controller of the Registrant since November 2017 until her appointment as CFO in January 2018. Prior to joining the Registrant, Ms. Loftin was the Corporate Controller for Lucas Group from November 2016 to June 2017. Prior to Lucas Group, Ms. Loftin was a Division Controller for Pulte Group from July 2014 through November 2016. Prior to Pulte Group, Ms. Loftin was the Director of Financial Reporting for DS Services Holdings, Inc. from November 2013 to April 2014. Ms. Loftin spent a majority of her career with Simmons Bedding Company as Manager of Financial Reporting from 2006 to 2013. Ms. Loftin started her accounting career with PricewaterhouseCoopers, after an internship with PricewaterhouseCoopers. Ms. Loftin received her Bachelors of Business of Administration from the Terry College of Business School at the University of Georgia, and her Masters of Accounting from Kennesaw State University’s Cole’s College of Business.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Twelfth Amendment to Credit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: January 8, 2018	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager